UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 4, 2007
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Supplemental Indenture to Indenture Governing 11% Senior Notes Due 2011.
On September 4, 2007, PRG-Schultz International, Inc. (“PRG” or the “Company”) entered into a Supplemental Indenture (the “11% Senior Notes Supplemental Indenture”) to its Indenture with U.S. Bank National Association, as trustee, governing its 11% Senior Notes due 2011 (the “Senior Notes Indenture”). Pursuant to the 11% Senior Notes Supplemental Indenture, the Company may now redeem its 11% Senior Notes due 2011 (the “11% Senior Notes”) by providing notice of the redemption at least 15 days and not more than 60 days prior to the redemption date for the 11% Senior Notes. Previously under the Senior Notes Indenture, PRG was required to provide at least 30 days’ notice prior to the redemption date. The 11% Senior Notes Supplemental Indenture also clarifies that PRG is entitled to simultaneously redeem both its 11% Senior Notes and its 10% Senior Convertible Notes due 2011 (the “10% Convertible Notes”).
In addition to the amendments described above, the 11% Senior Notes Supplemental Indenture also includes a waiver of certain provisions of the Senior Notes Indenture to the extent such provisions apply to PRG’s execution of the previously disclosed Amended and Restated Standstill Agreement, dated July 16, 2007, by and among PRG and Blum Capital Partners, L.P. and certain of its affiliates.
In connection with the solicitation of consents to amend the Senior Notes Indenture, PRG has agreed to pay each holder of the 11% Senior Notes that submitted a valid consent prior to the expiration of the consent solicitation a consent fee of $2.50 per $1,000 in principal amount of the 11% Senior Notes held by such holder. PRG received consents from holders of approximately 99% of the outstanding principal amount of the 11% Senior Notes with respect to the amendments and waiver described above.
Except as described above, all other material terms and conditions of the Senior Notes Indenture remain in full force and effect. A copy of the 11% Senior Notes Supplemental Indenture is filed with this Current Report as Exhibit 10.1 and is incorporated herein by reference.
Supplemental Indenture to Indenture Governing 10% Senior Convertible Notes Due 2011.
On September 4, 2007, PRG entered into a Supplemental Indenture (the “10% Convertible Notes Supplemental Indenture”) to its Indenture with U.S. Bank National Association, as trustee, governing its 10% Convertible Notes (the “Convertible Notes Indenture”). Pursuant to the 10% Convertible Notes Supplemental Indenture, the Company may now redeem its 10% Convertible Notes by providing notice of the redemption at least 15 days and not more than 60 days prior to the redemption date for the 10% Convertible Notes. Previously under the Convertible Notes Indenture, PRG was required to provide at least 30 days’ notice prior to the redemption date. The 10% Convertible Notes Supplemental Indenture also amends the Convertible Notes Indenture to permit PRG to simultaneously redeem both its 11% Senior Notes and its 10% Convertible Notes. PRG received consents from holders of approximately 80% of the outstanding principal amount of the 10% Convertible Notes with respect to the amendments described above.
Except as described above, all other material terms and conditions of the Convertible Notes Indenture remain in full force and effect. A copy of the 10% Convertible Notes Supplemental Indenture is filed with this Current Report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Supplemental Indenture, dated September 4, 2007, to the 11% Senior Notes Indenture, dated March 17, 2006, between PRG-Schultz International, Inc. and U.S. Bank National Association, as Trustee.

10.2	Supplemental Indenture, dated September 4, 2007, to the 10% Senior Convertible Notes Indenture, dated March 17, 2006, between PRG-Schultz International, Inc. and U.S. Bank National Association, as Trustee.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: September 5, 2007